UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 8, 2009
BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)
New Jersey

(State or Other Jurisdiction of Incorporation)

001-4802	22-0760120

(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880

(Address of Principal Executive Offices)	(Zip Code)
(201) 847-6800

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As reported in a Current Report on Form 8-K filed on April 28, 2009, the Company has entered into a settlement agreement, subject to court approval, with the direct purchaser plaintiffs in the matter of “In re Hypodermic Products Antitrust Litigation.” On May 7, 2009, certain indirect purchaser plaintiffs in that litigation, who are not parties to the settlement, filed a motion with the court seeking to enjoin the consummation of that settlement agreement on the ground that, among other things, the court had not yet ruled on the issue of which plaintiffs have direct purchaser standing. The settlement requires court approval, as we previously noted, and the settlement agreement expressly provides for the court to rule on the issue of direct purchaser standing as a precondition to approval.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)
By:	/s/ Dean J. Paranicas
Dean J. Paranicas
Vice President, Corporate Secretary and Public Policy

Date: May 8, 2009